UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2019

Hibbett Sports, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	NASDAQ Global Select Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2019, the Board of Directors of Hibbett Sports, Inc. (the “Company”) approved the appointment of Scott R. Humphrey as Interim Chief Financial Officer of the Company, effective September 29, 2019.  Mr. Humphrey replaces Christine Skold, who fulfilled her contractual term of service as the Company’s Interim Chief Financial Officer as of September 28, 2019 and has accepted a full-time permanent position with another company. The Board of Directors is continuing its search for a permanent Chief Financial Officer.

Mr. Humphrey, age 49, is currently employed by Vaco Birmingham, LLC (“Vaco”), a professional consulting and recruiting services firm.  Mr. Humphrey most recently served as the Chief Financial Officer of the general partner of Ciner Resources, LP, a publicly traded mining partnership with headquarters located in Atlanta, Georgia, from August 2017 to December 2018. He previously served as the Vice President of Finance for Ciner Resources from October 2015 to August 2017, and as its Director of Investor Relations from August 2013 until October 2015.  Prior to joining Ciner Resources, Mr. Humphrey worked as Treasury Director at Schweitzer-Mauduit International, Inc. from January 2009 until January 2013, and as Corporate Treasurer of HYCO International, Inc. from June 2001 until January 2009.  Mr. Humphrey earned his Bachelor of Science degree in Finance from Boston College and his MBA from Georgetown University.

In connection with the appointment of Mr. Humphrey as Interim Chief Financial Officer, Hibbett Sporting Goods, Inc., the wholly-owned operating subsidiary of the Company (“Hibbett Sporting Goods”), and Mr. Humphrey entered into a Consulting Agreement, effective September 29, 2019, that provides, among other things, for the payment of compensation to Vaco at the rate of $11,250 per week for all consulting services to be provided by Mr. Humphrey through January 31, 2020 (the “Term”).  The Term may be extended at the election of Hibbett Sporting Goods for up to two consecutive thirty day periods ending on March 31, 2020.

In addition to the weekly compensation rate to be paid to Vaco for Mr. Humphrey’s services, Mr. Humphrey is also entitled to receive Company-paid hotel or apartment accommodations and $300 per week as a travel allowance during the Term.  Mr. Humphrey’s consulting services may be terminated by the Company or Hibbett Sporting Goods at any time for “Cause” (as defined in the Consulting Agreement) and by either party for any reason or no reason at all by providing thirty days written notice to the other party.

 The foregoing summary of the Consulting Agreement between Hibbett Sporting Goods and Mr. Humphrey is not intended to be complete and is qualified in its entirety by reference to the copy of the Consulting Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

There are no transactions between Mr. Humphrey and the Company that would be reportable under Item 404(a) of Regulation S-K.  There also are no family relationships between Mr. Humphrey and any director or executive officer of the Company.

Item 7.01.  Regulation FD Disclosures.

A copy of the press release regarding the events described in Item 5.02 above is being furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	Consulting Agreement between Hibbett Sporting Goods, Inc. and Scott R. Humphrey, effective September 29, 2019.
99.1	Press Release dated September 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ David M. Benck
David M. Benck
Vice President and General Counsel
September 26, 2019

Exhibit Index

Exhibit No. Description

10.1	Consulting Agreement between Hibbett Sporting Goods, Inc. and Scott R. Humphrey, effective September 29, 2019.
99.1	Press Release dated September 25, 2019.